EXHIBIT 99.0

MATTEL, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

($ in millions)

Segment Revenues
Domestic:
Mattel Brands	$614.0
Fisher-Price Brands	476.4
American Girl Brands	56.3

Total Domestic	1,146.7
International	714.6

Gross sales	1,861.3
Sales adjustments	(156.6)

Net sales (a)	$1,704.7

Gross Sales by Geographic Area
Domestic	$1,146.7
% change vs. third quarter 2002	-4%
International	$714.6
% change vs. third quarter 2002	16%
% of total gross sales	38%

	As Reported (a)	Impact of Charges	Pro Forma (b)
Segment Income
Domestic:
Mattel Brands	$183.7	$0.0	$183.7
Fisher-Price Brands	89.7	0.0	89.7
American Girl Brands	2.3	0.0	2.3

Total Domestic	275.7	0.0	275.7
International	146.1	0.0	146.1

	421.8	0.0	421.8
Corporate and other expense	(34.0)	7.6	(41.6)

Operating income	$387.8	$7.6	$380.2

(a)	Reported in accordance with generally accepted accounting principles.
(b)	Pro forma financial information is presented to facilitate year-to-year comparisons of results of operations, excluding income related to the reversal of a 1999 reserve and the impact of financial realignment plan charges.